Exhibit 1.1

Blue Owl Finance LLC

6.750 % Senior Notes Due 2036

Underwriting Agreement

August 11, 2026

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway, 34th Floor

New York, New York 10036

As representatives of the several underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Blue Owl Finance LLC (the “Company”), a Delaware limited liability company and an indirect subsidiary of Blue Owl Capital Inc., a Delaware corporation (the “PubCo”), proposes, subject to the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom BofA Securities, Inc., Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC (together, the “Representatives”) are acting as representatives, an aggregate of $750,000,000 principal amount of the 6.750% Senior Notes due 2036 specified above (the “Securities”). The Company’s obligations under the Securities will be fully and unconditionally guaranteed (the “Guarantees”) as to the payment of principal, premium, if any, and interest, on a senior basis, jointly and severally, by the PubCo and each of the other guarantors listed on the signature pages of this Agreement (each, a “Guarantor”, collectively, the “Guarantors” and, together with the Company, the “Blue Owl Entities”).

1.	Each Blue Owl Entity represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-279546) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of PubCo filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) For the purposes of this Agreement, the “Applicable Time” is 3:50 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 4 of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the first sentence of the 4th paragraph under the caption “Underwriting”, and the information contained in the third and fourth sentence of the 5th paragraph and the 8th paragraph under the caption “Underwriting”;

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e) None of the Blue Owl Entities nor any of their respective subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, sustained any material loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to PubCo’s equity plans that are described in the Pricing Prospectus or (ii) the issuance, if any, of stock upon conversion of PubCo securities as described in the Pricing Prospectus), partnership interests, membership interests or long-term debt of the Blue Owl Entities or any of their respective subsidiaries or any material adverse change, or any development reasonably expected to involve a prospective material adverse change, in or affecting the business, properties, general affairs, management, financial position, stockholders’ equity (or partners’ interests or members’ interests) or results of operations of the Blue Owl Entities and their respective subsidiaries, taken as a whole, other than as set forth or contemplated in the Pricing Prospectus and the Prospectus;

(f) The Blue Owl Entities and their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Blue Owl Entities and their respective subsidiaries; and any real property and buildings held under lease by the Blue Owl Entities and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Blue Owl Entities and their respective subsidiaries;

(g) Each of the Blue Owl Entities and each of their respective subsidiaries has been (i) duly organized or formed and is validly existing as a corporation, limited liability company, general or limited partnership or other entity, as applicable, in good standing under the laws of its respective jurisdiction of organization, with full corporate, limited liability company, partnership or other entity power and authority, as applicable, to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation, general or limited partnership or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or be in good standing in any such jurisdiction;

(h) PubCo has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of PubCo have been duly and validly authorized and issued and are fully paid and non-assessable and all of the issued shares of capital stock of each subsidiary of PubCo have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by PubCo, free and clear of all liens, encumbrances, equities or claims;

(i) The Securities and the Guarantees have been duly authorized by the Company and the Guarantors, as applicable, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and the Guarantors, as applicable, to be entitled to the benefits provided by the indenture dated as of April 18, 2024 (the “Base Indenture”), as supplemented by the second supplemental indenture dated August 18, 2026 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and Wilmington Trust, National Association, as Trustee (the “Trustee”), under which they are to be issued; each of the Base Indenture and the Second Supplemental Indenture has been duly authorized and duly qualified under the Trust Indenture Act, executed and delivered by the Company, the Guarantors and the Trustee, and constitutes a valid and legally binding instrument, enforceable against the Company and each of the Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits provided by the Indenture; and the Securities, the Guarantees and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus and will be in substantially the form previously delivered to the Representatives;

(j) Each of the Blue Owl Entities has all requisite corporate or other power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Blue Owl Entities;

(k) [Reserved];

(l) [Reserved];

(m) [Reserved];

(n) Prior to the date hereof, none of the Blue Owl Entities nor any of their respective affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of any Blue Owl Entity in connection with the offering of the Securities;

(o) The issue and sale of the Securities and the Guarantees and the compliance by the Blue Owl Entities, as applicable, with all of the provisions of the Securities, the Indenture, and this Agreement and the consummation of the transactions herein and therein contemplated and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Blue Owl Entity or any of their respective subsidiaries is a party or by which any Blue Owl Entity or any of their respective subsidiaries is bound or to which any of the property or assets of any Blue Owl Entity or any of their respective subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or equivalent organizational documents of any Blue Owl Entity or any of their respective subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Blue Owl Entity or any of their respective subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the Guarantees or the consummation by the Blue Owl Entities of the transactions contemplated by this Agreement or the Indenture, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(p) [Reserved];

(q) No Blue Owl Entity nor any of their respective subsidiaries is (i) in violation of its charter or by-laws or equivalent organizational document, (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Blue Owl Entities or any of their subsidiaries or any of their properties or (iii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect (as defined below);

(r) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities”, insofar as they purport to constitute a summary of the terms of the Securities, the Guarantees and the Indenture, under the caption “Material U.S. Federal Income Tax Considerations” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(s) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings (“Actions”) pending to which any Blue Owl Entity or any of their respective subsidiaries is a party or of which any property of any Blue Owl Entity or any of their respective subsidiaries is the subject which, if determined adversely to the Blue Owl Entities or any of their respective subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Blue Owl Entities and their respective subsidiaries (a “Material Adverse Effect”); and, to the best of the Blue Owl Entities’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;

(t) [Reserved];

(u) [Reserved];

(v) The Blue Owl Entities and their respective subsidiaries are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, PubCo was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the date hereof, PubCo was not and is not an “ineligible issuer” as defined in Rule 405 under the Act ;

(x) Each of the Blue Owl Entities and their respective subsidiaries possesses all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and none of the Blue Owl Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect; each of the Blue Owl Entities and their respective subsidiaries, and each of their respective directors, officers, partners and employees, is a member in good standing of each federal, state or foreign exchange, board of trade, clearing house, association, self-regulatory or similar organization, as applicable, in each case as are necessary to conduct the businesses of the Blue Owl Entities, except as would not reasonably be expected to have a Material Adverse Effect;

(y) Each of the Blue Owl Entities and each of their respective subsidiaries (i) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder, the Investment Company Act, and the rules and regulations promulgated thereunder, or the U.K. Financial Services and Markets Act 2000 and the rules and regulations promulgated thereunder, is in compliance with, or registered, licensed or qualified pursuant to, such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable, except where the failure to be in such compliance or so registered, licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except where the failure to be so registered, licensed, qualified or in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(z) None of the Blue Owl Entities or their respective subsidiaries that act as a general partner or managing member (or in a similar capacity) or as an investment adviser or investment manager of any investment fund has performed any act or otherwise engaged in any conduct that would prevent such entity from benefiting from any exculpation clause or other limitation of liability available to it under the terms of the management agreement or advisory agreement, as applicable, between such entity and the investment fund except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(aa) PubCo maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that (i) complies with the requirements of the Exchange Act and (ii) has been designed by PubCo’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”); and except as disclosed in the Pricing Prospectus, PubCo’s internal control over financial reporting is effective and PubCo is not aware of any material weaknesses in its internal control over financial reporting;

(bb) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in PubCo’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, PubCo’s internal control over financial reporting;

(cc) Except as disclosed in the Pricing Prospectus, PubCo maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to PubCo and its subsidiaries is made known to PubCo’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established;

(dd) KPMG LLP (“KPMG”), which has audited certain financial statements of PubCo and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(ee) [Reserved];

(ff) [Reserved];

(gg) None of the Blue Owl Entities, any of their respective subsidiaries nor any director, officer, agent, employee, affiliate or other person acting on behalf of any Blue Owl Entity or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(hh) The operations of the Blue Owl Entities and their respective subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Blue Owl Entities and their subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Blue Owl Entities or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Blue Owl Entities, threatened;

(ii) None of the Blue Owl Entities nor any of their subsidiaries or, to the knowledge of the Blue Owl Entities, any director, officer, agent, employee or affiliate of the Blue Owl Entities or any of their subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or other relevant sanctions authority (collectively, “Sanctions”), and the Blue Owl Entities and their subsidiaries will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(jj) The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of PubCo and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of PubCo and its subsidiaries for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(kk) There is and has been no failure on the part of the Blue Owl Entities or any of their respective directors or officers, in their capacities as such, to comply, in all material respects, with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications; and

(ll) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise relating to the Company’s, the Guarantors’ or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Guarantors and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Guarantors and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”), and (B) neither the Company, the Guarantors nor their respective subsidiaries have been notified of, and have no knowledge of any event or condition that would result in any security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s, the Guarantors’ or their respective subsidiaries’ IT Systems and Data. To the knowledge of the Blue Owl Entities, the Company, the Guarantors and their respective subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices to be used in connection with PubCo’s proposed method of operation set forth in the Pricing Prospectus and the Prospectus. The Company, the Guarantors and their respective subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.

Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.279% of the principal amount thereof, plus accrued and unpaid interest, if any, from August 18, 2026 up to, but not including, the Time of Delivery, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3.

Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Pricing Disclosure Package and the Prospectus.

4.

(a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to BofA Securities, Inc., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of BofA Securities, Inc. at DTC. The Company will cause the certificates representing the Securities to be made available to BofA Securities, Inc. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Kirkland & Ellis, 601 Lexington Avenue, New York, NY 10022 (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on August 18, 2026 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at the office of DTC (or its designated custodian), all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time (or such other time as the Representatives and the Company may agree), on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	Each of the Blue Owl Entities agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form reasonably acceptable to the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act prior to the earlier of (i) the Time of Delivery and (ii) the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form reasonably acceptable to the Representatives and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form reasonably acceptable to the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, PubCo will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably acceptable to the Representatives. If at the Renewal Deadline PubCo is no longer eligible to file an automatic shelf registration statement, PubCo will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably acceptable to the Representatives and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in such jurisdiction in which it was not otherwise subject to taxation as a foreign corporation;

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to use its commercially reasonable efforts to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the

Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of PubCo and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing until the date that is 30 days after the Time of Delivery, not to offer, issue, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to any securities of any Blue Owl Entity that are substantially similar to the Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing without the prior written consent of the Representatives;

(h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(i) To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds.”

6.

(a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus and prior to the Time of Delivery any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that the foregoing shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7.

Each of the Blue Owl Entities, jointly and severally, covenants and agrees with the Underwriters that the Blue Owl Entities will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Blue Owl Entities’ counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Securities, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (such fees not to exceed $10,000 in the aggregate together with all fees pursuant to clause (vii) below); (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities (such fees not to exceed $10,000 in the aggregate together with all fees pursuant to clause (iii) above); (viii) all costs and expenses incurred in connection with any “road show” presentation to potential purchasers of the Securities; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.

The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Blue Owl Entities herein are, at and as of the Time of Delivery, true and correct, the condition that the Blue Owl Entities shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or, to the knowledge of the Blue Owl Entities, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Blue Owl Entities, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b) Latham & Watkins LLP, counsel for the Underwriters shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery, with respect to matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Kirkland & Ellis LLP, counsel for the Blue Owl Entities, shall have furnished to the Representatives their written opinion and a customary “negative assurance” letter, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(d) On the date of the Prospectus concurrently with the execution of this Agreement and also at the Time of Delivery, KPMG shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives with respect to the Blue Owl Entities and their respective subsidiaries;

(e) [Reserved];

(f) (i) None of the Blue Owl Entities nor any of their subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Blue Owl Entities or any of their subsidiaries or any change, or any development involving a prospective change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Blue Owl Entities and their subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in each of the Pricing Prospectus and the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any Blue Owl Entity’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of any Blue Owl Entity’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(j) The Underwriters shall have received an executed copy of the Indenture;

(k) The Company and the Guarantors shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Company and the Guarantors in a form reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantors of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (f) of this Section and as to such other matters as the Representatives may reasonably request; and

(l) The Representatives shall have received on and as of the date of the Prospectus concurrently with the execution of this Agreement and also at the Time of Delivery, a certificate of the Chief Financial Officer of PubCo, in his capacity as Chief Financial Officer of PubCo, reasonably satisfactory to the Representatives, as to the accuracy of certain data contained in the Pricing Prospectus and the Prospectus, respectively.

9.

(a) Each of the Blue Owl Entities, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter becomes subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Blue Owl Entities shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Blue Owl Entities against any losses, claims, damages or liabilities to which the Blue Owl Entities may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and each Underwriter will reimburse the Blue Owl Entities for any legal or other expenses reasonably incurred by the Blue Owl Entities in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Blue Owl Entities on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Blue Owl Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Blue Owl Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of discounts and commissions but before deducting other expenses) received by the Company bear to the total purchasing discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Blue Owl Entities on the one hand or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Blue Owl Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by such Underwriter and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) to contribute are several and not joint.

(e) The obligations of the Blue Owl Entities under this Section 9 shall be in addition to any liability which the Blue Owl Entities may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter, any affiliate of each Underwriter, each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Blue Owl Entity and to each person, if any, who controls each Blue Owl Entity within the meaning of the Act.

10.

(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.

The respective indemnities, agreements, representations, warranties and other statements of the Blue Owl Entities and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or any Blue Owl Entity, or any officer or director or controlling person of any Blue Owl Entity, and shall survive delivery of and payment for the Securities.

12.

If this Agreement shall be terminated pursuant to Section 10 hereof, the Blue Owl Entities shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Blue Owl Entities will reimburse the Underwriters through the Representatives, for all documented accountable out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, actually incurred by the Underwriters, in making preparations for the purchase, sale and delivery of the Securities, but the Blue Owl Entities shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.

In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by BofA Securities, Inc., Goldman Sachs & Co. LLC, and Morgan Stanley & Co. LLC, as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives as the Representatives in care of BofA Securities, Inc., Attention: High Grade Transaction Management/Legal, 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Facsimile: (212) 901-7881, in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, Fax No.: (212) 902-9316, Email: registration-syndops@ny.email.gs.com; and in care of Morgan Stanley & Co. LLC, 1585 Broadway, 34th Floor, New York, New York 10036, Attn: Investment Grade Syndicate Desk and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9 hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Blue Owl Entities, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.

This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Blue Owl Entities and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Blue Owl Entities and each person who controls the Blue Owl Entities or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement.

16.

Each of the Blue Owl Entities acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Blue Owl Entities, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of any Blue Owl Entity, (iii) none of the Underwriters has assumed an advisory or fiduciary responsibility in favor of any Blue Owl Entity with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any Blue Owl Entity on other matters) or any other obligation to any Blue Owl Entity except the obligations expressly set forth in this Agreement and (iv) each Blue Owl Entity has consulted its own legal and financial advisors to the extent it deemed appropriate. Each Blue Owl Entity agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Blue Owl Entity, in connection with such transaction or the process leading thereto.

17.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Blue Owl Entities and the Underwriters, or any of them, with respect to the subject matter hereof.

18.

THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. Each Blue Owl Entity agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each Blue Owl Entity agrees to submit to the jurisdiction of, and to venue in, such courts.

19.

Each Blue Owl Entity and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.

Notwithstanding anything herein to the contrary, the Blue Owl Entities (and the employees, representatives, and other agents of the Blue Owl Entities) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to any Blue Owl Entity relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind.

However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

22.	Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page to Follow]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Blue Owl Entities. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Blue Owl Entities for examination upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

Very truly yours,

Blue Owl Finance LLC

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

Blue Owl Capital Inc.

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

Blue Owl Capital GP Holdings LLC

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

Blue Owl Capital GP LLC

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

Blue Owl Capital Holdings LP

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

[Signature Page to Underwriting Agreement]

Blue Owl Capital Carry LP

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

Blue Owl Capital Group LLC

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

Blue Owl GPSC Holdings LLC

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

Blue Owl Capital GP Holdings LP

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

Blue Owl GP Stakes GP Holdings LLC

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

Blue Owl Real Estate Holdings LP

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

[Signature Page to Underwriting Agreement]

Blue Owl Real Estate GP Holdings LLC

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

Blue Owl Capital Holdings LLC

By:	/s/ Neena A. Reddy
Name: Neena A. Reddy
Title: General Counsel and Secretary

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

BofA Securities, Inc.

By:	/s/ Zara Kwan
Name: Zara Kwan
Title: Managing Director

Goldman Sachs & Co. LLC

By:	/s/ Kyle Fischer
Name: Kyle Fischer
Title: Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Hector Vazquez
Name: Hector Vazquez
Title: Managing Director

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I
Underwriter	Principal Amount of Securities to be Purchased
BofA Securities, Inc.	$112,500,000
Goldman Sachs & Co. LLC	$112,500,000
Morgan Stanley & Co. LLC	$112,500,000
BMO Capital Markets Corp.	$22,500,000
Citigroup Global Markets Inc.	$22,500,000
Deutsche Bank Securities Inc.	$22,500,000
ING Financial Markets LLC	$22,500,000
J.P. Morgan Securities LLC	$22,500,000
M&T Securities, Inc.	$22,500,000
Mizuho Securities USA LLC	$22,500,000
MUFG Securities Americas Inc.	$22,500,000
Natixis Securities Americas LLC	$22,500,000
RBC Capital Markets, LLC	$22,500,000
Scotia Capital (USA) Inc.	$22,500,000
SMBC Nikko Securities America, Inc.	$22,500,000
SG Americas Securities, LLC	$22,500,000
TD Securities (USA) LLC	$22,500,000
Truist Securities, Inc.	$22,500,000
U.S. Bancorp Investments, Inc.	$22,500,000
Wells Fargo Securities, LLC	$22,500,000
Cabrera Capital Markets LLC	$3,750,000
Citizens JMP Securities, LLC	$3,750,000
Keefe, Bruyette & Woods, Inc.	$3,750,000
Oppenheimer & Co. Inc.	$3,750,000
Piper Sandler & Co.	$3,750,000
R. Seelaus & Co., LLC	$3,750,000
UBS Securities LLC	$3,750,000
WR Securities, LLC	$3,750,000

Total	$750,000,000

SCHEDULE II

a)	Issuer Free Writing Prospectus: Pricing Term Sheet, dated August 11, 2026, relating to the Notes, as filed pursuant to Rule 433 under the Act.

b)	Additional Documents Incorporated by Reference: none